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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        September 3, 1996
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                        Physician Support Systems, Inc.
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            (Exact name of registrant as specified in its charter)

          Delaware                33-80731                13-3624081
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(State or other jurisdiction    (Commission             (IRS Employer
     of incorporation)          File Number)         Identification No.)

          Route 230 and Eby-Chiques Road, Mt. Joy, PA        17552
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          (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code      (717) 653-5340
                                                  -----------------------------

                                not applicable
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        (Former name or former address, if changed since last report.)
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Item 2. Acquisition or Disposition of Assets.

        On September 3, 1996, Physician Support Systems, Inc., a Delaware corporation (the "Company") acquired the respective capital stock and membership interests outstanding of EE&C Health Services, Inc., a Delaware corporation ("HSI"), Med-Data Interface Systems, LLC, a Texas limited liability company ("MDI") and Medical Intercept Systems, LLC, a Texas limited liability company ("MIS" and, together with HSI and MDI, the "MIS Affiliates") through mergers of wholly owned subsidiaries of the Company with each of the MIS Affiliates (the "Mergers"). The MIS Affiliates provide accounts receivable management and other services to physicians.

        All of the capital stock of HSI and respective membership interests of MDI and MIS outstanding immediately before the Mergers were converted at the time of the Mergers into the right to receive, in the aggregate, 286,000 shares of common stock, par value $.001 per share (the "Common Stock") of the Company and $3,697,500 in cash. In connection with the Mergers, the Company also paid approximately $3.5 million in cash to retire certain debt of HSI, MDI and MIS. The Mergers will be accounted for as purchases.

        In connection with the transaction, the Company granted the MIS Affiliates stockholders/members the right to include their shares of Common Stock acquired in the Mergers in certain registrations of Common Stock and to demand, under certain circumstances and subject to certain limitations, that their shares of Common Stock be registered in underwritten public offerings at various times.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a) Financial Statements of Businesses Acquired.

    (b) Pro Forma Financial Information

        As of the date of this Report, it is impracticable to provide the required financial statements and pro forma financial information relating to the MIS Affiliates. Such statements and information will be filed as soon as they become available, and in any event not later than 60 days after the date this Report is filed with the Securities and Exchange Commission.

    (c) Exhibits.


    (2) Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession. Exhibit 2 - Agreement and Plan of Merger among Physician Support Systems, Inc., PSS EE&C Health Services, Inc., PSS Med-Data Interface Systems, Inc., PSS Medical Intercept Systems, Inc., EE&C Health Services, Inc., Med-Data Interface Systems, LLC and Medical Intercept Systems, LLC, dated as of August 30, 1996 (omitting schedules and exhibits thereto, which will be furnished supplementally to the Commission upon request).

   (10) Material Contracts. Exhibit 10 - Registration Rights Agreement, dated as of August 30, 1996, among Physician Support Systems, Inc., each of the stockholders of EE&C Health Services, Inc. and the members of Med-Data Interface Systems, LLC and of Medical Intercept Systems, LLC, and Peter
        D. Cooper, as representative of the stockholders and members.

   (99) Additional Exhibits. Exhibit 99 - Copy of press release issued by the Company September 3, 1996.

                                       2

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                                  SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                        PHYSICIAN SUPPORT SYSTEMS, INC.

                                        By /s/ David S. Geller
                                           ----------------------------
                                           David S. Geller
                                           Senior Vice President

Date September 16, 1996
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                                 EXHIBIT INDEX

Exhibit 2

Agreement and Plan of Merger among Physician Support Systems, Inc., PSS EE&C Health Services, Inc., PSS Med-Data Interface Systems, Inc., PSS Medical Intercept Systems, Inc., EE&C Health Services, Inc., Med-Data Interface Systems, LLC and Medical Intercept Systems, LLC, dated as of August 30, 1996 (omitting schedules and exhibits thereto, which will be furnished supplementally to the Commission upon request).

Exhibit 10

Registration Rights Agreement, dated as of August 30, 1996, among Physician Support Systems, Inc., each of the stockholders of EE&C Health Services, Inc. and the members of Med-Data Interface Systems, LLC and of Medical Intercept Systems, LLC, and Peter D. Cooper, as representative of the stockholders and members.

Exhibit 99

Copy of press release issued by the Company September 3, 1996.